Exhibit 5.1

355 South Grand Avenue
Los Angeles, California 90071-1560
Tel: +1.213.485.1234 Fax: +1.213.891.8763
www.lw.com

FIRM / AFFILIATE OFFICES
	Barcelona	Moscow
	Beijing	Munich
August 12, 2016 Kennedy-Wilson Holdings, Inc. and Kennedy-Wilson, Inc. 9701 Wilshire Blvd., Suite 700 Beverly Hills, CA 90212 Re: 5.875% Senior Notes due 2024	Boston	New Jersey
	Brussels	New York
	Century City	Orange County
	Chicago	Paris
	Dubai	Riyadh
	Düsseldorf	Rome
	Frankfurt	San Diego
	Hamburg	San Francisco
	Hong Kong	Shanghai
	Houston	Silicon Valley
	London	Singapore
	Los Angeles	Tokyo
	Madrid	Washington, D.C.
Milan

Ladies and Gentlemen:

We have acted as special counsel to Kennedy-Wilson, Inc., a Delaware corporation (the “Company”), in connection with the offer and sale to the underwriters (the “Underwriters”) named in Schedule A to the Underwriting Agreement (the “Underwriting Agreement”), dated as of August 9, 2016, among the Underwriters, the Company and the guarantors party thereto, of $250,000,000 aggregate principal amount of the Company’s 5.875% Senior Notes due 2024 (the “Notes”) pursuant to the Underwriting Agreement. The Notes are being issued pursuant to an indenture (the “Base Indenture”), dated as of March 25, 2014, between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”), as supplemented by a first supplemental indenture (“Supplemental Indenture No. 1”), dated as of March 25, 2014, among the Company, the guarantors party thereto and the Trustee, a second supplemental indenture (“Supplemental Indenture No. 2”), dated as of September 5, 2014, among the Company, the guarantor party thereto and the Trustee, a third supplemental indenture (“Supplemental Indenture No. 3”), dated as of November 11, 2014, among the Company, the guarantors party thereto and the Trustee, a fourth supplemental indenture (“Supplemental Indenture No. 4”), dated as of January 22, 2016, among the Company, Kennedy-Wilson Holdings Inc., the guarantors party thereto and the Trustee, a fifth supplemental indenture (“Supplemental Indenture No. 5”), dated as of February 11, 2016, among the Company, Kennedy-Wilson Holdings, Inc., the guarantors party thereto and the Trustee, and a sixth supplemental indenture (“Supplemental Indenture No. 6,” and, together with the Base Indenture, Supplemental Indenture No. 1, Supplemental Indenture No. 2, Supplemental Indenture No. 3, Supplemental Indenture No. 4 and Supplemental Indenture No. 5, the “Indenture”), dated as of May 19, 2016, among the Company, Kennedy-Wilson Holdings, Inc., the guarantors party thereto and the Trustee. The Notes will be guaranteed (the “Guarantees,” and, together with the Notes, the “Securities”) by the entities listed on Annex A hereto (collectively, the “Guarantors”).

The offer and sale of the Securities is being made pursuant to an automatic shelf registration statement on Form S-3 (File No. 333-192059) under the Securities Act of 1933, as amended (the “Act”) filed with the Securities and Exchange Commission (the “Commission”) on November 1, 2013 (such registration statement, as amended, the “Registration Statement”), and a prospectus supplement (the “Prospectus Supplement”) filed by the Company with the Commission on August 9, 2016.

August 12, 2016

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act. No opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus Supplement, other than as expressly stated herein with respect to the issue of the Securities.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company, the Guarantors and others as to factual matters without having independently verified such factual matters.

We are opining herein as to the internal laws of the State of New York and the general corporation law of the state of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction (or, in the case of Delaware, any other laws) or as to any matters of municipal law or the laws of any local agencies within any state. Various matters concerning the laws of the States of California, Delaware and Illinois are addressed in the letter of Kulik, Gottesman & Siegel, and LLP, which has been separately provided to you. We express no opinion with respect to those matters herein, and, to the extent elements of those opinions are necessary to the conclusions expressed herein, we have, with your consent, assumed such matters.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, the certificate representing the Notes has been duly executed and delivered by the Company, and, when duly authenticated by the Trustee in accordance with the Indenture and delivered to the Underwriters against payment therefor in accordance with the Underwriting Agreement, (a) the Notes will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and (b) the Guarantees will be legally valid and binding obligations of the respective Guarantors, enforceable against the respective Guarantors in accordance with their terms.

Our opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief, (c) waivers of rights or defenses, including those contained in Section 4.4 of the Base Indenture, (d) any provision requiring the payment of

August 12, 2016

attorneys’ fees, where such payment is contrary to law or public policy, (e) any provision permitting, upon acceleration of any Security, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon, (f) the creation, validity, attachment, perfection, or priority of any lien or security interest, (g) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (h) waivers of broadly or vaguely stated rights, (i) provisions for exclusivity, election or cumulation of rights or remedies, (j) provisions authorizing or validating conclusive or discretionary determinations, (k) grants of setoff rights, (l) proxies, powers and trusts, (m) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, (n) provisions purporting to make a guarantor primarily liable rather than as a surety, (o) provisions purporting to waive modifications of any guaranteed obligation to the extent such modification constitutes a novation, (p) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, (q) provisions purporting to make a guarantor primarily liable rather than as a surety and provisions purporting to waive modifications of any guaranteed obligation to the extent such modification constitutes a novation and (r) the severability, if invalid, of provisions to the foregoing effect. We are not passing upon the creation, validity, attachment, perfection, or priority of any lien or security interest.

With your consent, we have assumed that (i) each of the Base Indenture, Supplemental Indenture No. 1, Supplemental Indenture No. 2, Supplemental Indenture No. 3, Supplemental Indenture No. 4, Supplemental Indenture No. 5 and Supplemental Indenture No. 6 has been duly authorized, executed and delivered by the Trustee, (ii) each of the Base Indenture, Supplemental Indenture No. 1, Supplemental Indenture No. 2, Supplemental Indenture No. 3, Supplemental Indenture No. 4, Supplemental Indenture No. 5 and Supplemental Indenture No. 6 constitutes legally valid and binding obligations of the Trustee, enforceable against the Trustee in accordance with their respective terms, and (iii) the status of each of the Base Indenture, Supplemental Indenture No. 1, Supplemental Indenture No. 2, Supplemental Indenture No. 3, Supplemental Indenture No. 4, Supplemental Indenture No. 5 and Supplemental Indenture No. 6 as legally valid and binding obligations of the parties will not be affected by any (a) breaches of, or defaults under, agreements or instruments, (b) violations of statutes, rules regulations or court or governmental orders, or (c) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing of this opinion as an exhibit to a Current Report on Form 8-K that will be incorporated by reference into the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP

August 12, 2016

Annex A

1.	Kennedy-Wilson Holdings, Inc., a Delaware corporation
2.	Kennedy-Wilson Properties, Ltd., a Delaware corporation
3.	Kennedy-Wilson Property Services, Inc., a Delaware corporation
4.	Kennedy-Wilson Property Services II, Inc., a Delaware corporation
5.	Kennedy Wilson Property Services III, L.P., a Delaware limited partnership
6.	Kennedy-Wilson Property Equity, Inc., a Delaware corporation
7.	Kennedy-Wilson Property Equity II, Inc., a Delaware corporation
8.	Kennedy-Wilson Property Special Equity, Inc., a Delaware corporation
9.	Kennedy-Wilson Property Special Equity II, Inc., a Delaware corporation
10.	Kennedy Wilson Property Special Equity III, LLC, a Delaware limited liability company
11.	K-W Properties, a California corporation
12.	Kennedy Wilson Property Services III GP, LLC, a Delaware limited liability company
13.	KW BASGF II Manager, LLC, a Delaware limited liability company
14.	KWF Investors I, LLC, a Delaware limited liability company
15.	KWF Investors II, LLC, a Delaware limited liability company
16.	KWF Investors III, LLC, a Delaware limited liability company
17.	KWF Manager I, LLC, a Delaware limited liability company
18.	KWF Manager II, LLC, a Delaware limited liability company
19.	KWF Manager III, LLC, a Delaware limited liability company
20.	Kennedy Wilson Overseas Investments, Inc., a Delaware corporation
21.	Fairways 340 Corp., a Delaware corporation
22.	KW—Richmond, LLC, a Delaware limited liability company
23.	SG KW Venture I Manager LLC, a Delaware limited liability company
24.	KW Loan Partners I LLC, a Delaware limited liability company
25.	KW Loan Partners II LLC, a California limited liability company
26.	KW Summer House Manager, LLC, a Delaware limited liability company
27.	KW Montclair, LLC, a Delaware limited liability company
28.	KW Blossom Hill Manager, LLC, a Delaware limited liability company
29.	KW Serenade Manager, LLC, a Delaware limited liability company
30.	K-W Santiago Inc., a California corporation
31.	KW Redmond Manager, LLC, a Delaware limited liability company
32.	Dillingham Ranch Aina LLC, a Delaware limited liability company
33.	68-540 Farrington, LLC, a Delaware limited liability company
34.	KW Dillingham Aina LLC, a Delaware limited liability company
35.	Kennedy Wilson Fund Management Group, LLC, a California limited liability company
36.	Kennedy-Wilson International, a California corporation
37.	Kennedy- Wilson Tech, Ltd., a California corporation
38.	KWP Financial I, a California corporation
39.	Kennedy-Wilson Properties, LTD., an Illinois corporation
40.	Kennedy Wilson Auction Group Inc., a California corporation

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41.	KWF Manager IV, LLC, a Delaware limited liability company
42.	KWF Manager V, LLC, a Delaware limited liability company
43.	KW Ireland, LLC, a Delaware limited liability company
44.	Kennedy Wilson Property Equity IV, LLC, a Delaware limited liability company
45.	KW Builder Marketing Services, Inc., a California corporation
46.	KW Telstar Partners, LLC, a Delaware limited liability company
47.	KWF Investors IV, LLC, a Delaware limited liability company
48.	KWF Investors V, LLC, a Delaware limited liability company
49.	Meyers Research, LLC, a Delaware limited liability company
50.	KW Armacost, LLC, a Delaware limited liability company
51.	Santa Maria Land Partners Manager, LLC, a Delaware limited liability company
52.	KW Investment Adviser, LLC, a Delaware limited liability company
53.	Kennedy-Wilson Capital, a California corporation
54.	KW Captowers Partners, LLC, a Delaware limited liability company
55.	KW Four Points, LLC, a Delaware limited liability company
56.	KW Loan Partners VII, LLC, a Delaware limited liability company
57.	KWF Investors VII, LLC, a Delaware limited liability company
58.	KWF Manager VII, LLC, a Delaware limited liability company
59.	KW Residential Capital, LLC, a Delaware limited liability company
60.	KW Boise Plaza, LLC, a Delaware limited liability company
61.	KW Loan Partners VIII, LLC, a Delaware limited liability company
62.	Kennedy Wilson Property Services IV, L.P., a Delaware limited partnership
63.	Kennedy Wilson Property Services IV GP, LLC, a Delaware limited liability company
64.	KW/CV Third-Pacific Manager, LLC, a Delaware limited liability company
65.	KW EU Loan Partners II, LLC, a Delaware limited liability company
66.	KWF Investors VIII, LLC, a Delaware limited liability company
67.	KWF Manager VIII, LLC, a Delaware limited liability company
68.	KW 1200 Main, LLC, a Delaware limited liability company
69.	KW Harrington LLC, a Delaware limited liability company
70.	KW 5200 Lankershim Manager, LLC, a Delaware limited liability company
71.	KWF Manager X, LLC, a Delaware limited liability company
72.	KWF Manager XI, LLC, a Delaware limited liability company
73.	KWF Manager XII, LLC, a Delaware limited liability company
74.	KW Real Estate Venture XIII, LLC, a Delaware limited liability company
75.	KWF Manager XIII, LLC, a Delaware limited liability company
76.	KWF Manager XV, LLC, a Delaware limited liability company
77.	KW EU Loan Partners III, LLC, a Delaware limited liability company
78.	KW EU Investors I, LLC, a Delaware limited liability company
79.	KW Richfield Plaza, LLC, a Delaware limited liability company
80.	KW Currier Square Shopping Center, LLC, a Delaware limited liability company
81.	KW Creekview Shopping Center, LLC, a Delaware limited liability company
82.	KW Securities, LLC, a Delaware limited liability company
83.	KW Victory Land Loan, LLC, a Delaware limited liability company
84.	KW Victory Plaza Loan, LLC, a Delaware limited liability company

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85.	Country Ridge IX, LLC, a Delaware limited liability company
86.	KW EU Investors VIII, LLC, a Delaware limited liability company
87.	KW Park Santa Fe, LLC, a Delaware limited liability company
88.	KW Cypress, LLC, a Delaware limited liability company
89.	KW Tacoma Condos, LLC, a Delaware limited liability company
90.	KW Desert Ramrod Sponsor, LLC, a Delaware limited liability company
91.	KW Red Cliff Shopping Center, LLC, a Delaware limited liability company
92.	KW Holiday Village Shopping Center, LLC, a Delaware limited liability company
93.	KW 9350 Civic Center Drive, LLC, a Delaware limited liability company
94.	KW Taylor Yard 55, LLC, a Delaware limited liability company
95.	KW Hilltop Manager II, LLC, a Delaware limited liability company
96.	KW Bozeman Investors, LLC, a Delaware limited liability company
97.	KW One Baxter Way GP, LLC, a Delaware limited liability company